Exhibit 4.5.1
EXECUTION
     This AMENDMENT NO. 1 (this “Amendment”), dated as of March 14, 2008 among MGIC INVESTMENT CORPORATION, a Wisconsin corporation (the “Company”), BNP Paribas, as administrative agent for the Banks (the “Agent”) and the several financial institutions from time to time party under the Agreement referred to below (collectively, the “Banks”; individually, a “Bank”).
R E C I T A L S
     WHEREAS, the Company, such Banks and the Agent are parties to a Five-Year Credit Agreement dated as of March 31, 2005 (as modified and supplemented and in effect from time to time, the “Agreement”), providing, subject to the terms and conditions thereof, a credit facility to be made available by such Banks to the Company; and
     WHEREAS, the Company, the Banks and the Agent desire to amend the Agreement in certain respects as provided herein.
     NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
     SECTION 2. AMENDMENTS. Effective as of the date hereof as provided in Section 4 of this Amendment No. 1, the Agreement is hereby amended as follows:
(a)	References in the Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Agreement as amended hereby.
     (b) Section 7.8(a) of the Agreement is hereby amended and restated in its entirety as follows:
     (a) its consolidated stockholders’ equity (as determined in accordance with GAAP) to be less than (i) at any time prior to March 31, 2008, $2,250,000,000 (ii) at any time during the period from and including March 31, 2008 to and including July 1, 2008, $1,850,000,000 and (ii) at any time after July 1, 2008, $2,250,000,000; or
     SECTION 3. REPRESENTATIONS.
     The Company hereby represents and warrants as of the date hereof as follows:
     (a) this Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

     (b) the representations and warranties of the Company set forth in Article V of the Agreement (other than Section 5.5) are true and correct in all material respects on the date hereof, as if made on the date hereof (and after giving effect to this Amendment No. 1, and as if each reference in said Article V to “this Agreement” includes reference to this Amendment No. 1), except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; and
     (c) both immediately before and after giving effect to the amendments under Section 2 hereof, no Default has occurred and is continuing.
SECTION 4. CONDITIONS TO EFFECTIVENESS.
     The amendments to the Agreement set forth in Section 2 of this Amendment No. 1 shall become effective, as of the date hereof, upon receipt by the Agent of the following:
     (a) the Agent shall have received executed counterparts of this Amendment No. 1 duly executed and delivered by the Majority Banks, the Agent and the Company; and
     (b) each Consenting Bank shall have received payment of such Consenting Bank’s amendment fee as provided for in Section 5 below.
     SECTION 5. AMENDMENT FEE.
     The Company hereby agrees to pay to each Bank that has executed this Amendment No. 1, at the time this Amendment No. 1 becomes effective (each, a “Consenting Bank”), an amount equal to 0.08% of the aggregate Commitment of such Consenting Bank.
     SECTION 6. MISCELLANEOUS.
     (a) Except as set forth herein, the terms, provisions and conditions of the Agreement shall remain in full force and effect.
     (b) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
     (c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (d) By its signature below, each undersigned Bank hereby instructs the Agent to execute and deliver this Amendment.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT BNP PARIBAS, as Administrative Agent
By:	/s/ Jo Ellen Bender
	Name:	Jo Ellen Bender

By:	/s/ Wendy Breuder
	Name:	Wendy Breuder

U.S Bank, N.A
By:	/s/ Caroline V. Krider
	Name:	Caroline V. Krider
	Title:	Vice President & Senior Lender

BANK THE NORTHERN TRUST COMPANY [Name of Bank]
By:	/s/ Chris McKean
	Name:	Chris McKean
	Title:	Vice President

BANK Bank of America, N.A.
By:	/s/ Shelly Harper
	Name:	Shelly Harper
	Title:	Senior Vice President

BANK LaSalle Bank National Association
By:	/s/ Shelly Harper
	Name:	Shelly Harper
	Title:	Senior Vice President

BANK Deutsche Bank AG New York Branch
By:	/s/ Richard Herder
	Name:	Richard Herder
	Title:	Managing Director

By:	/s/ John S. McGill
	Name:	John S. McGill
	Title:	Director

COMPANY MGIC INVESTMENT CORPORATION
By:	/s/ J.A. Karpowicz
	Name:	J.A. Karpowicz
	Title:	SVP, Chief Investment Officer & Treasurer